As filed with the Securities and Exchange Commission on June 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SMTC Corporation

(Exact name of registrant as specified in its charter)

Delaware	3672	98-0197680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

635 Hood Road, Markham, Ontario, Canada L3R 4N6

(905) 479-1810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John E. Caldwell

Chairman and Chief Executive Officer

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(905) 479-1810

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of all communications, including communications sent to agent for service, should be sent to:

Alfred O. Rose, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Telephone: (617) 951-7000

Telecopy: (617) 951-7050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Registration Statement is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Registration Statement is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	16,750,422	$0.63	$10,552,766	$1,338

(1)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq National Market on June 25, 2004.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated June 30, 2004

PROSPECTUS

16,750,422 Shares

SMTC Corporation

Common Stock

This prospectus will be used by selling stockholders to sell, from time to time, shares of our common stock that they have acquired in exchange for the extinguishment of debt or that they may acquire by exercising warrants to purchase our common stock. We are bearing the expenses of registration of the shares in this prospectus.

Our shares of common stock are quoted on the Nasdaq National Market under the symbol “SMTX”. On June 28, 2004 the closing sale price of the common stock on The Nasdaq National Market was $0.64 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

PROSPECTUS SUMMARY

This summary highlights information we present in greater detail elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of factors described under “Risk Factors” and elsewhere in this prospectus.

SMTC Corporation

SMTC Corporation (“We” or “SMTC” or the “Company”) provides advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, primarily in the industrial, enterprise computing and networking, and communications market segments. We currently service our customers through five manufacturing and technology centers strategically located in key technology and cost-effective corridors in the United States, Canada and Mexico. Our full range of value-added supply chain services include product design, procurement, prototyping, cable and harness interconnect, high precision enclosures, printed circuit board assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after-sales support.

We have customer relationships with industry leading OEMs such as IBM and Ingenico. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource manufacturing services, to consolidate their supply base and to form long-term strategic partnerships with selected high quality EMS providers. We work closely with and are highly responsive to our customers throughout the design, manufacturing and distribution process, providing services that allow our customers to focus on their core competencies of sales, marketing and research and development. We seek to grow our business through the addition of new, high quality customers and the expansion of our activity with existing customers.

We believe that our key competitive advantages include our service quality and responsiveness, our commodity management capabilities, leading edge equipment and processes that are consistent from site to site, a customer-focused team-based approach, global supply chain management capabilities and web-based systems that electronically link us with our customers and suppliers in real time, enhancing our supply chain management capabilities.

During fiscal year 2001, in response to excess capacity caused by the slowing technology end market, we commenced a restructuring program aimed at reducing our cost structure. Actions taken by management to improve capacity utilization included closing our Denver, Colorado assembly facility and our Haverhill, Massachusetts interconnect facility, re-sizing our Mexico and Ireland facilities and reducing our excess equipment.

Due to the continuing economic downturn in 2002, the Company took further steps to realign its cost structure and plant capacity. In February, 2002 the main customer of our Cork, Ireland facility was placed into administration as part of a financial restructuring. As a result, on March 19, 2002, we announced the closing of our Cork, Ireland facility and that we were taking steps to place the subsidiary that operated that facility in voluntary administration.

In 2002, we began pursuing a plan to restructure, refinance and restore profitability and growth to the Company which we continued to execute during 2003. The first phase involved a major operational restructuring that aligned our cost structure with expected revenue and focused operations in key cost-effective geographic locations. This phase was substantially completed in the fall of 2003 and involved the closure of our sites in Donegal, Ireland, Austin, Texas, Charlotte, North Carolina and the sale of our Appleton, Wisconsin manufacturing operations. Our operational restructuring plan has been substantially completed, and we expect to incur limited additional charges related to its implementation.

In late 2003, we initiated the second phase to recapitalize the Company through several refinancing transactions that have strengthened our balance sheet and provided additional financial flexibility. The recapitalization of the Company consisted of three main components: a private placement of equity securities, a new secured credit facility and a transaction with the Company’s pre-existing lenders to repay a portion of the Company’s pre-existing debt and restructure the balance of the Company’s pre-existing debt. We refer to the recapitalization in this prospectus as the “Recapitalization Transaction.” The Recapitalization Transaction was completed and closed on June 1, 2004.

Address

SMTC Corporation is a Delaware corporation incorporated in 1998. Our principal executive office is located at 635 Hood Road, Markham, Ontario, Canada L3R 4N6 and our telephone number is (905) 479-1810. We maintain a website on the Internet at www.smtc.com. Our website, and the information contained therein, is not a part of this prospectus.

ABOUT THIS PROSPECTUS

Some of the statements under the captions “Prospectus Summary” and “Risk Factors” and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words “anticipates,” “believes,” “continue,” “could,” “estimate,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these terms or similar expressions, are generally intended to identify forward-looking statements. All of these forward-looking statements are based upon estimates and assumptions made by SMTC’s management, which although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed on such estimates and statements. No assurance can be given that any of such estimates or statements will be realized, and it is likely that actual results will differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include: (1) increased competition; (2) increased costs; (3) the inability to implement our business plan and maintain covenant compliance under our credit agreements; (4) the inability to attract new management or the loss or retirement of key members of management; (5) increases in SMTC’s cost of borrowings or lack of availability of debt or equity capital on terms considered reasonable by management; (6) adverse state, federal or foreign legislation or regulation or adverse determinations by regulators; (7) changes in general economic conditions in the markets in which SMTC may compete and fluctuations in demand in the electronics industry; (8) the inability to manage inventory levels efficiently in light of changes in market conditions; and (9) the inability to sustain historical margins as the industry develops. SMTC has attempted to identify certain of the factors that it currently believes may cause actual future experiences to differ from SMTC’s current expectations regarding the relevant matter or subject area. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including the factors discussed under “Risk Factors.” You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements after the date of this prospectus, even though our situation will change in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

RISK FACTORS

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We are exposed to general economic conditions, which could have a material adverse impact on our business, operating results and financial condition.

As a result of recent unfavorable economic conditions and reduced capital spending, our sales have declined during the first quarter of 2004 and from fiscal year 2002 to 2003. In particular, sales to OEMs in the telecommunications and enterprise computing and networking industries worldwide were impacted during 2003. If economic conditions worsen or fail to improve, we may experience a material adverse impact on our business, operating results and financial condition.

A majority of our revenue comes from a small number of customers; if we lose any of our larger customers, our revenue could decline significantly.

We operate in a highly competitive and dynamic marketplace in which current and prospective customers often seek to lower their costs through a competitive bidding process among EMS providers. This process creates an opportunity to increase revenue to the extent we are successful in the bidding process, however, there is also the potential for revenue decline to the extent we are unsuccessful in the process. Furthermore, even if we are successful, there is the potential for our margins to decrease.

Our largest three customers in the first quarter of 2004 were IBM, Ingenico and Square D, which represented approximately 19.9%, 17.1% and 16.0%, respectively, of our total revenue in the first quarter of 2004. Through the balance of the current year, we expect the revenue mix from our various customers to change such that Square D is likely not to represent over 10% of our revenues in the latter half of the year as its major program with SMTC nears completion. Our top ten largest customers (including IBM, Ingenico and Square D) collectively represented approximately 89.5% of our total revenue in 2003. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. In addition to having a limited number of customers, we manufacture a limited number of products for each of our customers. If we lose any of our largest customers or any product line manufactured for one of our largest customers, we could experience a significant reduction in our revenue. Also, the insolvency of one or more of our largest customers or the inability of one or more of our largest customers to pay for its orders could decrease revenue. As many of our costs and operating expenses are relatively fixed, a reduction in net revenue can decrease our profit margins and adversely affect our business, financial condition and results of operations.

Our industry is very competitive and we may not be successful if we fail to compete effectively.

The electronics manufacturing services (EMS) industry is highly competitive. We compete against numerous domestic and foreign EMS providers including Celestica Inc., Flextronics International Ltd., Jabil Circuit, Inc., Sanmina-SCI, Inc., Solectron Corporation, Benchmark Electronics Inc., Pemstar Inc. and Plexus Corp. In addition, we may in the future encounter competition from other large electronics manufacturers that are selling, or may begin to sell, electronics manufacturing services. Many of our competitors have international operations, and some have substantially greater manufacturing, financial, research and development and marketing resources and lower cost structures than us. We also face competition from the manufacturing operations of current and potential customers, which are continually evaluating the merits of manufacturing products internally versus the advantages of using external manufacturers.

We may experience variability in our operating results, which could negatively impact the price of our shares.

Our annual and quarterly results have fluctuated in the past. The reasons for these fluctuations may similarly affect us in the future. Prospective investors should not rely on results of operations in any past period to indicate what our results will be for any future period. Our operating results may fluctuate in the future as a result of many factors, including:

•	variations in the timing and volume of customer orders relative to our manufacturing capacity;

•	variations in the timing of shipments of products to customers;

•	introduction and market acceptance of our customers’ new products;

•	changes in demand for our customers’ existing products;

•	the accuracy of our customers’ forecasts of future production requirements;

•	effectiveness in managing our manufacturing processes and inventory levels;

•	changes in competitive and economic conditions generally or in our customers’ markets;

•	willingness of suppliers to supply the Company on normal credit terms; and

•	changes in the cost or availability of components or skilled labor.

In addition, most of our customers typically do not commit to firm production schedules more than 30 to 90 days in advance. Accordingly, we cannot forecast the level of customer orders with certainty. This makes it difficult to schedule production to maximize utilization of our manufacturing capacity. In the past, we have been required to increase staffing, purchase materials and incur other expenses to meet the anticipated demand of our customers. Sometimes anticipated orders from certain customers have failed to materialize, and at times delivery schedules have been deferred as a result of changes in a customer’s business needs. Any material delay, cancellation or reduction of orders from our largest customers could cause our revenue to decline significantly. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can decrease our gross margins and adversely affect our business, financial condition and results of operations. On other occasions, customers have required rapid and unexpected increases in production, which have placed burdens on our manufacturing capacity and adversely affected costs.

Any of these factors or a combination of these factors could have a material adverse effect on our business, financial condition and results of operations.

We are dependent upon the electronics industry, which produces technologically advanced products with short life cycles.

Many of our customers are in the electronics industry, which is characterized by intense competition, short product life-cycles and significant fluctuations in product demand. In addition, the electronics industry is generally subject to rapid technological change and product obsolescence. If our customers are unable to create products that keep pace with the changing technological environment, their products could become obsolete and the demand for our services could significantly decline. Our success is largely dependent on the success achieved by our customers in developing and marketing their products. Furthermore, this industry is subject to economic cycles and has in the past experienced downturns. A continued recession or a downturn in the electronics industry would likely have a material adverse effect on our business, financial condition and results of operations.

Shortage or price fluctuation in component parts specified by our customers could delay product shipment and affect our profitability.

A substantial portion of our revenue is derived from “turnkey” manufacturing. In turnkey manufacturing, we provide both the materials and the manufacturing services. If we fail to manage our inventory effectively, we may bear the risk of fluctuations in materials costs, scrap and excess inventory, all of which can have a material adverse effect on our business, financial condition and results of operations. We are required to forecast our future inventory requirements based upon the anticipated demands of our customers. Inaccuracies in making these forecasts or estimates could result in a shortage or an excess of materials. In addition, delays, cancellations or reductions of orders by our customers could result in an excess of materials. A shortage of materials could lengthen production schedules and increase costs. An excess of materials may increase the costs of maintaining inventory and may increase the risk of inventory obsolescence, both of which may increase expenses and decrease profit margins and operating income.

Many of the products we manufacture require one or more components that we order from sole-source suppliers. Supply shortages for a particular component can delay productions of all products using that component or cause cost increases in the services we provide. In addition, in the past, some of the materials we use, such as memory and logic devices, have been subject to industry-wide shortages. As a result, suppliers allocate available quantities among their customers, and we have not been able to obtain all of the materials required. Our inability to obtain these materials could slow production or assembly, delay shipments to our customers, increase costs and reduce operating income. Also, we may bear the risk of periodic component price increases. Accordingly, some component price increases could increase costs and reduce operating income. Also we rely on a variety of common carriers for materials transportation, and we route materials through various world ports. A work stoppage, strike or shutdown of a major port or airport could result in manufacturing and shipping delays or expediting charges, which could have a material adverse effect on our business, financial condition and results of operations.

We have experienced significant growth and significant retrenchment in a short period of time.

Since 1995, we have completed seven acquisitions. Acquisitions may involve numerous risks, including difficulty in integrating operations, technologies, systems, and products and services of acquired companies; diversion of management’s attention and disruption of operations; increased expenses and working capital requirements; entering markets in which we have limited or no prior experience and where competitors in such markets have stronger market positions; and the potential loss of key employees and customers of acquired companies. In addition, acquisitions may involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for using the purchase method of accounting, and possible adverse tax and accounting effects.

In 2001 we implemented an operational restructuring plan that called for significant retrenchment. We closed our Denver and Haverhill facilities and resized operations in Mexico and Ireland in an effort to reduce our cost structure. In February, 2002 the main customer of our Cork, Ireland facility was placed into administration as part of a financial restructuring. As a result, on March 19, 2002, we announced that we were closing our Cork, Ireland facility and that we were taking steps to place the subsidiary that operates that facility in voluntary administration. During the third quarter of 2002, the Company took further steps to realign its cost structure and plant capacity. Furthermore, in 2003, we closed our sites in Austin, Texas, Donegal, Ireland and Charlotte, North Carolina and sold our manufacturing operations in Appleton, Wisconsin. Retrenchment has caused, and is expected to continue to cause, strain on our infrastructure, including our managerial, technical and other resources. We may experience inefficiencies as we complete the operational integration from closed facilities to currently operating facilities and may experience delays in meeting the needs of transferred customers. In addition, we are reducing the geographic dispersion of our operations, which may make it harder for us to compete and may cause us to lose customers. The loss of customers could have a material adverse effect on our business, financial condition and results of operations.

Our rapid growth and subsequent retrenchment has placed and will continue to place a significant strain on management, on our financial resources, and on our information, operating and financial systems. If we are unable to manage effectively, it may have a material adverse effect on our business, financial condition and results of operations.

If we are unable to respond to rapidly changing technology and process development, we may not be able to compete effectively.

The market for our products and services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. In addition, the EMS industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. There can be no assurance that we will effectively respond to the technological requirements of the changing market. To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. There can be no assurance that capital will be available for these purposes in the future or that investments in new technologies will result in commercially viable technological processes.

Our business will suffer if we are unable to attract and retain key personnel and skilled employees.

Our business depends on our ability to continue to recruit, train and retain skilled employees, particularly executive management, engineering and sales personnel. Recruiting personnel in our industry is highly competitive. We are currently seeking a new President and Chief Executive Officer to replace our current interim President and Chief Executive Officer. Our ability to successfully implement our business plan depends in part on our ability to attract and retain a new President and Chief Executive Officer and to retain key management and existing employees. There can be no assurance that we will be able to attract and retain a new President and Chief Executive Officer or to retain our executive officers and key personnel or attract qualified management in the future. In connection with our restructuring, we significantly reduced our workforce. If we receive a significant volume of new orders, we may have difficulty recruiting skilled workers back into our workforce to respond to such orders and accordingly may experience delays that could adversely effect our ability to meet customers’ delivery schedules.

Risks particular to our international manufacturing operations could adversely affect our overall results.

Our international manufacturing operations are subject to inherent risks, including:

•	fluctuations in the value of currencies and high levels of inflation;

•	longer payment cycles and greater difficulty in collecting amounts receivable;

•	unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

•	political and economic instability;

•	increases in duties and taxation;

•	imposition of restrictions on currency conversion or the transfer of funds;

•	trade restrictions; and

•	dependence on key customers.

We are subject to a variety of environmental laws, which expose us to potential financial liability.

Our operations are regulated under a number of federal, state, provincial, local and foreign environmental and safety laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials. Compliance with these environmental laws is a major consideration for us because we use metals and other hazardous materials in our manufacturing processes. We may be liable under environmental laws for the cost of cleaning up properties we own or operate if they are or become contaminated by the release of hazardous materials, regardless of whether we caused such release. In addition we, along with any other person who arranges for the disposal of our wastes, may be liable for costs associated with an investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated, even if we fully comply with applicable environmental laws. In the event of a contamination or violation of environmental laws, we could be held liable for damages including fines, penalties and the costs of remedial actions and could also be subject to revocation of our discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, thereby having a material adverse effect on our operations. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation, which could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR CAPITAL STRUCTURE

Our indebtedness could adversely affect our financial health and severely limit our ability to plan for or respond to changes in our business.

At June 10, 2004, we had $24.1 million of indebtedness outstanding under our credit facilities with Congress Financial Corporation and its affiliates, which we refer to in this prospectus as the “Congress Credit Facility.” Under the Congress Credit Facility, we have a secured revolving credit and term loan facility of up to $40 million. At June 10, 2004, we also had $27.5 million of second lien, subordinated term indebtedness outstanding under our restructured, pre-existing credit facility, which we refer to in this prospectus as the “Pre-existing Facility” (and together with the Congress Credit Facility, the “Credit Facilities”), with our pre-existing lenders, Lehman Commercial Paper Inc., The Bank of Nova Scotia, General Electric Capital Corporation, IBM Credit Corporation, Silver Point Capital L.P., Royal Bank of Canada, Comerica Bank, AMMC CDO I Limited and AMMC CDO II Limited, which we refer to in this prospectus as the “Pre-existing Lenders.” Our debt, whether under our Congress Credit Facility or Pre-existing Facility, could have adverse consequences for our business, including:

•	We will be more vulnerable to adverse general economic conditions;

•	We will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

•	We may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

•	We may have limited flexibility in planning for, or reacting to, changes in our business and industry;

•	We could be limited by restrictive covenants and the borrowing base formula in our credit arrangements in our borrowing of additional funds; and

•	We may fail to comply with covenants under which we borrowed our indebtedness which could result in an event of default. If an event of default occurs and is not cured or waived, it could result in all amounts outstanding, together with accrued interest, becoming immediately due and payable. If we were unable to repay such amounts, our lenders could proceed against any collateral granted to them to secure that indebtedness. There can be no assurance that we will maintain compliance with the covenants under our Credit Facilities.

There can be no assurance that our leverage and such restrictions will not materially adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. In addition, our ability to pay principal and interest on our indebtedness to meet our financial and restrictive covenants and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control, as well as the availability of revolving credit borrowings under the Congress Credit Facility or successor facilities.

We face significant restrictions on our ability to operate under the terms of our Credit Facilities.

The terms of our Credit Facilities generally restrict, among other things, our ability to incur additional indebtedness, complete acquisitions, pay dividends or make certain other restricted payments, consummate certain asset sales, make capital expenditures, enter into certain transactions with affiliates, merge, consolidate or sell, assign, transfer, lease, convey or otherwise dispose of our assets (other than in the ordinary course of business). We are also required to maintain specified EBITDA (earnings before interest expense, income taxes, depreciation and amortization) levels under the Credit Facilities.

The Congress Credit Facility also has a borrowing base formula that limits our ability to borrow based on the characteristics of our accounts receivable and inventory.

If we are not able to comply with these covenants and requirements, customers may lose confidence in us and reduce or eliminate their orders with us which may have a material adverse effect on our business, financial condition and results of operations.

Substantially all of our assets and those of our subsidiaries are pledged as security under our Credit Facilities.

Institutional investors have influence over our business, and could delay, deter or prevent a change of control or other business combination.

Certain of our institutional investors have representatives on our Board of Directors, including investment funds affiliated with Bain Capital, LLC and investment funds affiliated with Celerity Partners. By virtue of their stock ownership and Board representation, certain of our institutional investors could have a significant influence over all matters submitted to our stockholders, including the election of our directors, and could exercise significant control over our business policies and affairs.

Provisions in our charter documents and state law may make it harder for others to obtain control of us even though some stockholders might consider such a development favorable.

Provisions in our charter, by-laws and certain provisions under Delaware law may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our shares could suffer.

Our Common Stock May Be Delisted From The Nasdaq National Market.

On April 22, 2004, we received notification from Nasdaq Listing Qualifications that our common stock failed to maintain a minimum market value of publicly held shares of $15,000,000 and a minimum bid price of $1.00 per share for continued listing on The Nasdaq National Market. Under NASD Marketplace Rules, Nasdaq provided us with a grace period of 90 calendar days, or until July 21, 2004, to regain compliance with the minimum market value of publicly held shares requirement and a grace period of 180 calendar days, or until October 19, 2004, to comply with the minimum bid price requirement. If we fail to comply with either requirement by the end of the applicable grace period (and, in the case of the minimum bid price requirement, we are not granted an extension to the grace period, as permitted under Marketplace Rules), our common stock may be delisted from trading on The Nasdaq National Market. We believe that implementation of a reverse stock split of one for three shares, one for four shares, or one for five shares, which was approved at the Company’s 2004 Annual Meeting of Stockholders, together with the completion of the Recapitalization Transaction, will permit us to regain compliance. There can, however, be no assurance that our common stock will regain compliance with these minimum continued listing requirements or that we will continue to satisfy the other listing requirements of The Nasdaq National Market. Our failure to comply with the Marketplace Rules or promptly to cure noncompliance with such Rules could result in our common stock being delisted, and the liquidity of our stock could be materially impaired.

The Company’s ability to use existing net operating losses to offset future taxable income may be subject to certain limitations.

Section 382 of the Internal Revenue Code imposes a limitation on a corporation’s use of net operating loss (“NOL”) carryforwards following an “ownership change”. Whether or not the Recapitalization Transaction results in an ownership change for purposes of Section 382 depends upon whether the exchangeable shares of SMTC Canada are treated as shares of the Company under U.S. tax principles. Because the tax law governing the exchangeable shares is unclear, it is uncertain whether Section 382 will apply to the Recapitalization Transaction. If applicable, Section 382 would limit the amount of NOLs available to offset taxable income in future years and would preclude the full utilization of the Company’s NOLs. As of December 31, 2003, the Company had total net operating loss carryforwards (both U.S. and Canadian) of approximately $142.4 million.

RISKS ASSOCIATED WITH THE CHARTER AMENDMENTS APPROVED AT OUR 2004 ANNUAL MEETING OF STOCKHOLDERS

The issuance of additional authorized shares of common stock may dilute the voting power and equity interest of present stockholders and may prevent a hostile takeover of the Company.

We obtained stockholder approval to amend our charter to increase the number of shares of common stock authorized for issuance under our charter. If all of the authorized shares were issued, current shares outstanding and all shares issuable in connection with the Recapitalization Transaction would be approximately 73% of the total shares outstanding. It is not possible to predict in advance whether the issuance of additional shares will have a dilutive effect on earnings per share as it depends on the specific events associated with a particular transaction. Shares of authorized but unissued common stock may be issued from time to time by our Board of Directors without further stockholder action unless such action is required by Delaware law, under which the Company is incorporated, our charter, or the rules of the Nasdaq National Market System. Additional authorized but unissued shares of common stock might be used in the context of a defense against or response to possible or threatened hostile takeovers.

We cannot predict the effect that a reverse stock split would have on the market value of our common stock and our ability to comply with Nasdaq’s maintenance standards.

We obtained stockholder approval to effect a reverse stock split, at the discretion of our Board of Directors on or before December 31, 2004. While our Board of Directors believes that the common stock and exchangeable shares would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of our common stock and exchangeable shares prior to the reverse stock split times the selected reverse stock split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of our common stock and exchangeable shares to become less liquid, which could have an adverse effect on the price of our common stock and exchangeable shares.

There can be no assurance that the reverse stock split will result in us complying with the $1.00 minimum bid requirement for continued listing. Even if we regain compliance with Nasdaq’s $1.00 minimum bid price requirement, we must continue to satisfy other Nasdaq maintenance standards to remain on The Nasdaq National Market. In addition to a minimum bid price of at least $1.00 per share, we are required to have (a) total assets and total revenue of at least $50 million, (b) at least 1,100,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares; (c) a market value of publicly held shares of at least $15 million; and (d) at least 400 stockholders who own at least 100 shares. We cannot offer any assurance that the common stock will continue to meet The Nasdaq National Market continued listing requirements following the reverse stock split.

USE OF PROCEEDS

We are registering (i) 11,166,947 shares of our common stock issued to our Pre-existing Lenders and (ii) 5,583,475 shares of our common stock underlying warrants previously issued to our Pre-existing Lenders in exchange for $10 million of indebtedness owed to them. We will receive no proceeds from the sale of such common stock.

SELLING STOCKHOLDERS

On June 1, 2004, the selling stockholders identified below exchanged (i) notes representing $10 million of indebtedness owed to them and (ii) all warrants previously issued or required to be issued to the selling stockholders for 11,166,947 shares of our common stock and 11,166,947 warrants, with each warrant being exercisable for one-half of one share of our common stock.

Selling Stockholder	Common Stock Owned By Selling Stockholder Prior to the Offering	Common Stock Underlying Warrants Owned by Selling Stockholder Prior to the Offering	Common Stock to be Offered for Selling Stockholder’s Account	Common Stock Owned After the Offering
Lehman Commercial Paper Inc.	1,984,074	992,037	2,976,111	(a)
AMMC CDO I, Limited	36,617	18,309	54,926	(a)
AMMC CDO II, Limited	37,556	18,778	56,334	(a)
The Bank of Nova Scotia	2,345,412	1,172,706	3,518,118	(a)
General Electric Capital Corp.	2,403,740	1,105,825	3,317,474	192,091(b)
IBM Canada, Ltd.	2,019,126	1,009,563	3,028,689	(a)
SPCP Group, L.L.C.	2,532,513	1,266,257	3,798,770	(a)

(a)	The selling stockholders may decide to sell all, some, or none of the shares of common stock listed above. We cannot provide any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future.

(b)	Represents shares held by General Electric Capital Corp. prior to June 1, 2004 through an investment in EMSIcon Investments, LLC that are not being registered hereunder. Each member of EMSIcon Investments, LLC has sole voting and investment power as to shares held on such member’s behalf by EMSIcon Investments, LLC. We cannot provide any further estimate of the number of shares General Electric Capital Corp. will hold following the offering.

Each warrant is immediately exercisable for one-half of one share of common stock of the Company, with an initial exercise price of $1.38 per share of common stock. The warrants may be exercised at any time on or before March 4, 2009.

The common stock and the warrants issued to the selling stockholders are subject to transfer restrictions pursuant to a Debt and Warrant Exchange Agreement dated June 1, 2004 between the Company, HTM Holdings, Inc., SMTC Corporation of Canada, and the selling stockholders (the “Debt and Warrant Exchange Agreement”).

The selling stockholders have agreed to retain:

•	all of the shares of common stock, warrants and shares of common stock underlying such warrants issued to them in connection with the Recapitalization Transaction until September 1, 2004;

•	at least 2/3 of the shares of common stock, warrants and shares of common stock underlying such warrants issued to them in connection with the Recapitalization Transaction until December 1, 2004; and

•	at least 1/6 of the shares of common stock, warrants and shares of common stock underlying such warrants issued to them in connection with the Recapitalization Transaction until March 1, 2005.

The selling stockholders are the Pre-existing Lenders under the Pre-existing Facility. Except as otherwise described in this prospectus, to our knowledge, no selling stockholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any other material relationship (with the exception of a lending relationship) with us or our affiliates, during the three years prior to the date of this prospectus.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The common stock may be sold from time to time to purchasers:

•	directly by the selling stockholders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholders and any such broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters.” As a result, any profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities as underwriters under the Securities Act.

If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any selling stockholder to its stockholders; or

•	through any combination of the above.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholders may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell the common stock.

The selling stockholders may pledge or grant a security interest in some or all of the common stock owned by them and, if any selling stockholders default in the performance of such secured obligations, the pledgees or secured parties may offer and sell the relevant common stock pursuant to this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders. There can be no assurance that any selling stockholders will sell any or all of the common stock pursuant to this prospectus. In addition, the selling stockholders may transfer or donate the common stock by other means not described in this prospectus.

Our common stock trades on the Nasdaq National Market under the symbol “SMTX.”

Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify each selling stockholder from, among other things, any losses, damages, fees, expenses, claims and liabilities arising out of our failure, or the failure of our transfer agent, to deliver a stock certificate free of restrictions and legends (except for those restrictions and legends as may be required under the Debt and Warrant Exchange Agreement) within five trading days of delivery by such selling stockholder of a stock certificate with restrictive legend(s).

We have agreed to pay all expenses incidental to registering the common stock, which does not include any commissions, underwriting fees, stock transfer taxes or fees or disbursements of counsel for the selling stockholders.

LEGAL MATTERS

The validity of the shares to be issued in this offering has been passed upon for us by Ropes & Gray LLP, Boston Massachusetts. Some partners of Ropes & Gray LLP are members in RGIP LLC, which beneficially owns 27,971 shares of our common stock. RGIP LLC is also an investor in certain investment funds advised by Bain Capital, LLC.

EXPERTS

The consolidated financial statements of SMTC Corporation as of December 31, 2002 and 2003 and for each of the years in the three-year period ended December 31, 2003 have been incorporated by reference in this prospectus from SMTC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and as updated in SMTC’s Current Report on Form 8-K dated June 29, 2004 in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses and significant working capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from that uncertainty. The audit report covering the December 31, 2003 consolidated financial statements also refers to a change in the accounting for goodwill.

MATERIAL CHANGES

On June 1, 2004, we completed the Recapitalization Transaction, which is described under “Prospectus Summary.”

The Company has signed an offer letter with a candidate for the position of Senior Vice President, Finance and Chief Financial Officer and is in the process of finalizing the terms of employment, with an expected start date on July 5, 2004.

On April 22, 2004, SMTC received notification from Nasdaq Listing Qualifications that SMTC’s common stock failed to maintain a minimum market value of publicly held shares of $15,000,000 and a minimum bid price of $1.00 per share for continued listing on The Nasdaq National Market. Under NASD Marketplace Rules, Nasdaq has provided SMTC with a grace period of 90 calendar days, or until July 21, 2004, to regain compliance with the minimum market value of publicly held shares requirement and a grace period of 180 calendar days, or until October 19, 2004, to comply with the minimum bid price requirement. If SMTC fails to comply with either requirement by the end of the applicable grace period (and, in the case of the minimum bid price requirement, if not granted an extension to the grace period, as permitted under Marketplace Rules), SMTC’s common stock may be delisted from trading on The Nasdaq National Market. See “Risk Factors.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose information important to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Act of 1934:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (filed March 30, 2004);

•	Our Current Report on Form 8-K dated February 17, 2004 (filed February 18, 2004) announcing the entry into agreements in connection with the Recapitalization Transaction;

•	Our Current Report on Form 8-K dated March 10, 2004 (filed March 12, 2004) furnishing a transcript of a teleconference announcing the Company’s financial results for the Company’s fourth quarter ended December 31, 2003;

•	Our Current Report on Form 8-K dated March 10, 2004 (filed March 12, 2004) furnishing a press release announcing the Company’s financial results for the Company’s fourth quarter and fiscal year ended December 31, 2003;

•	Our Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 20, 2004 (filed April 27, 2004);

•	Our Current Report on Form 8-K dated May 17, 2004 (filed May 19, 2004) furnishing a press release announcing the Company’s financial results for the Company’s first quarter ended April 4, 2004 and a transcript of a teleconference announcing the Company’s financial results for the Company’s first quarter ended April 4, 2004;

•	Our Quarterly Report on Form 10-Q for the quarter ended April 4, 2004 (filed May 19, 2004);

•	Our Current Report on Form 8-K dated May 21, 2004 (filed May 26, 2004) furnishing a press release announcing receipt of approval from the Company’s stockholders for the Recapitalization Transaction;

•	Our Current Report on Form 8-K dated June 1, 2004 (filed June 3, 2004) furnishing a press release announcing the completion of the Recapitalization Transaction;

•	An Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended April 4, 2004 (filed June 22, 2004);

•	Our Current Report on Form 8-K dated June 29, 2004 (filed June 30, 2004) updating Note 20 to the Company’s consolidated financial statements for the year ended December 31, 2003, adding Note 11 to the Company’s consolidated financial statements for the fiscal quarter ended April 4, 2004 and updating KPMG LLP’s audit report covering the December 31, 2003 financial statements, all to reflect the approval and closing of the Recapitalization Transaction; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (filed July 18, 2000).

Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We will provide a copy of these filings and any exhibits specifically incorporated by reference in these filings at no cost by request (written or oral) directed to us at the following address and telephone number:

Chief Financial Officer

SMTC Corporation

635 Hood Road

Markham, Ontario

Canada L3R 4N6

(905) 479-1810

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room

450 Fifth Street, N.W.

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800 SEC-0330 for further information on the operations of the public reference facilities and copying charges.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the provisions described under Item 15 – Indemnification of Directors and Officers” below, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

16,750,422 Shares

SMTC Corporation

Common Stock

Prospectus

            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee. The registrant has agreed to pay these costs and expenses

Securities and Exchange Commission registration fee	$1338
Printing and engraving fees	*
Accountant’s fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	To be included by amendment

Item 15.	Indemnification of Directors and Officers

SMTC Corporation is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

SMTC’s charter provides that its directors shall not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law. In addition, SMTC’s by-laws provide that it shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

All of SMTC’s directors and officers are covered by an insurance policy maintained by SMTC against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Listed below are all exhibits filed as part of this registration statement. Certain exhibits are incorporated herein by reference to (i) the Company’s Registration Statement on Form S-1 originally filed on March 24, 2000 (File No. 333-33208), and (ii) documents previously filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Exhibit #	Description

2.1.1	Reorganization and Merger Agreement dated as of July 26, 1999. (4)

2.1.2	Amendment to Reorganization and Merger Agreement, dated as of July 27, 2000. (9)

2.2	Stock Purchase Agreement dated as of May 23, 2000 (Pensar Corporation). (3)

2.3	Stock Purchase Agreement dated as of November 22, 2000 (Qualtron Teoranta and Qualtron, Inc.). (8)

3.1	Amended and Restated Certificate of Incorporation (as amended by Certificate of Amendment on May 21, 2004 and Certificate of Correction on June 18, 2004). (21)

3.2	Amended and Restated By-Laws. (7)

3.3	Certificate of Designation. (7)

4.1.1	Stockholders Agreement dated as of July 27, 2000. (6)

4.1.2	Amended and Restated Stockholders Agreement dated as of November 22, 2000. (9)

4.2	Form of certificate representing shares of common stock. (3)

4.3	Exchangeable Share Provisions attaching to the exchangeable shares of SMTC Manufacturing Corporation of Canada. (7)

4.4	Exchangeable Share Support Agreement dated as of July 27, 2000 among SMTC, SMTC Manufacturing Corporation of Canada and SMTC Nova Scotia Company. (7)

4.5	Voting & Exchange Trust Agreement dated as of July 27, 2000 among SMTC, SMTC Manufacturing Corporation of Canada, CIBC Mellon Trust Company and SMTC Nova Scotia Company. (7)

5.1	Opinion of Ropes & Gray LLP. +

10.1.1	Credit and Guarantee Agreement dated as of July 28, 1999. (4)

10.1.2	First Amendment to Credit and Guarantee Agreement, dated as of November 4, 1999. (5)

10.1.3	Second Amendment to Credit and Guarantee Agreement, dated as of December 14, 1999. (5)

10.1.4	Third Amendment to Credit and Guarantee Agreement, dated as of May 15, 2000. (4)

10.1.5	Amended and Restated Credit and Guarantee Agreement, dated as of July 27, 2000. (7)

10.1.6	First Amendment dated as of November 17, 2000 to the Amended and Restated Credit and Guarantee Agreement. (9)

10.1.7	Second Amendment dated as of December 28, 2000 to the Amended and Restated Credit and Guarantee Agreement. (9)

10.1.8	Third Amendment dated as of February 6, 2001 to the Amended and Restated Credit and Guarantee Agreement. (9)

10.1.9	Fourth Amendment and First Waiver dated as of February 11, 2002 to the Amended and Restated Credit and Guarantee Agreement. (12)

10.1.10	First Amendment dated as of February 11, 2002 to the Amended and Restated Guarantee and Collateral Agreement. (12)

10.1.11	Fifth Amendment and Second Waiver dated as of March 8, 2002 to the Amended and Restated Credit and Guarantee Agreement. (12)

10.1.12	Sixth Amendment and Third Waiver dated as of April 9, 2002 to the Amended and Restated Credit and Guarantee Agreement. (13)

Exhibit #	Description
10.1.13	Seventh Amendment and Fourth Waiver dated as of April 30, 2002 to the Amended and Restated Credit and Guarantee Agreement. (14)

10.1.14	Eighth Amendment and Fifth Waiver dated as of December 31, 2002 to the Amended and Restated Credit and Guarantee Agreement. (15)

10.1.15	Consent and Release dated as of August 22, 2003 to the Amended and Restated Credit and Guarantee Agreement. (19)

10.1.16	Seventh Waiver and Consent dated as of October 29, 2003 to the Amended and Restated Credit and Guarantee Agreement. (19)

10.1.17	Ninth Amendment and Eighth Waiver and Consent dated as of November 17, 2003 to the Amended and Restated Credit and Guarantee Agreement. (19)

10.1.18	Ninth Waiver and Consent dated as of February 23, 2004 to the Amended and Restated Credit and Guarantee Agreement. (19)

10.1.19	Tenth Amendment and Tenth Waiver dated as of March 30, 2004 to the Amended and Restated Credit and Guarantee Agreement. (20)

10.1.20	Eleventh Amendment and Eleventh Waiver and Consent dated as of April 5, 2004 to the Amended and Restated Credit and Guarantee Agreement. (20)

10.1.21	Second Amended and Restated Credit Agreement dated as of June 1, 2004 by and among HTM Holdings, Inc., Lehman Brothers Inc., The Bank Of Nova Scotia, General Electric Capital Corporation, Lehman Commercial Paper Inc. and certain lenders party thereto. (21)

10.2.1	Amended and Restated Guarantee and Collateral Agreement dated as of July 27, 2000. (7)

10.2.2	Second Amended and Restated Guarantee and Collateral Agreement dated as of June 1, 2004 made by SMTC Corporation, HTM Holdings, Inc. and certain of their subsidiaries in favor of Lehman Commercial Paper Inc. as General Administrative Agent. (21)

10.3	Canadian Loan Agreement dated as of June 1, 2004 by and between Congress Financial Corporation (Canada) and SMTC Manufacturing Corporation of Canada. (21)

10.4	US Loan Agreement dated as of June 1, 2004 by and among Congress Financial Corporation (Central), SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Wisconsin, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc. (21)

10.5	Intercreditor and Subordination Agreement dated as of June 1, 2004 by and among Congress Financial Corporation (Canada), Congress Financial Corporation (Central), The Bank of Nova Scotia, General Electric Capital Corporation, Lehman Commercial Paper Inc., certain subordinated lenders party thereto, and SMTC Corporation, HTM Holdings, Inc., and certain of their subsidiaries. (21)

10.6	Underwriting Agreement dated as of March 3, 2004 by and among Orion Securities Inc., CIBC World Market Inc., GMP Securities Limited, RBC Dominion Securities Inc., SMTC Corporation and SMTC Manufacturing Corporation of Canada. (19)

10.7	Form of Subscription Agreement for Special Warrants (Non-U.S. Purchaser). (19)

10.8	Form of Subscription Agreement for Special Warrants (U.S. Purchaser). (19)

10.9	Special Warrant Indenture and Escrow Agreement dated as of March 3, 2004 between SMTC Manufacturing Corporation of Canada and CIBC Mellon Trust Company. (19)

10.10	Share Purchase Warrant Indenture dated as of March 3, 2004 between SMTC Manufacturing Corporation of Canada and CIBC Mellon Trust Company. (19)

10.11	Form of Real Property Lease dated December 22, 1998 between Third Franklin Trust and W.F. Wood, Inc. (4)

10.12	Real Property Lease dated May 9, 1995 between Logitech Ireland Limited and Ogden Atlantic Design (Europe) Limited. (5)

Exhibit #	Description

10.13	Lease Agreement dated as of January 1, 2003 between the Estate of Edwin A. Helwig, Barbara G. Helwig and SMTC Corporation. (16)

10.14	Real Property Lease dated as of September 15, 1998 between Warden-McPherson Developments Ltd. And The Surface Mount Technology Centre Inc. (5)

10.15	Real Property Lease dated September 3, 1999 between Airedale Realty Trust and W.F. Wood, Inc. (5)

10.16.1	Real Property Revised Lease Agreement dated January 14, 1994 between HTM Building Investors LLC and Hi-Tech Manufacturing, Inc. (2)

10.16.2	First Amendment to Lease. (2)

10.16.3	Second Amendment to Lease. (2)

10.17.1	Derek D’Andrade Employment Agreement dated July 30, 1999. (1)*

10.17.2	Amendment to Employment Agreement dated as of January 29, 2004 by and between Derek D’Andrade and SMTC Manufacturing Corporation of Canada. (19)*

10.18	Gary Walker Employment Agreement dated July 30, 1999. (1)*

10.19	Paul Walker Employment Agreement dated July 30, 1999. (1)*

10.20.1	Philip Woodard Employment Agreement dated July 30, 1999. (1)*

10.20.2	Amendment to Employment Agreement dated as of January 30, 2004 by and between Philip Woodard and SMTC Manufacturing Corporation of Canada. (19)*

10.21	Stanley Plzak Employment Agreement dated as of July 27, 2000. (9)*

10.22	Separation Agreement dated as of June 26, 2003 by and between SMTC Corporation and Stanley Plzak. (17)

10.23	Lease Agreement dated as of August 11, 2000 between SMTC Manufacturing Corporation of Massachusetts and Lincoln-Franklin LLC. (7)

10.24	Class N Common Stock Redemption Agreement dated July 26, 2000. (9)

10.25	Employment Agreement dated as of February 15, 2004 between John Caldwell and SMTC Corporation. (21)*

10.26	Share Purchase Agreement dated July 26, 2000 for the purchase of Gary Walker’s Class Y shares. (9)

10.27	Funding Agreement dated July 26, 2000. (9)

10.28	Promissory Note dated July 26, 2000. (9)

10.29	Pledge Agreement dated July 26, 2000 with respect to shares of common stock of SMTC owned by Gary Walker. (9)

10.30	Class N Common Stock Redemption Agreement dated July 26, 2000. (9)

10.31	Real Property Lease dated as of November 24, 2000 between Udaras Na Gaeltachta and Qualtron Teoranta. (10)

10.32	Employment offer letter from SMTC to Frank Burke dated July 26, 2001. (11)*

10.33	Pledge Agreement dated April 16, 2001 between the Company and Stanley Plzak. (12)

10.34	Secured Promissory Note dated April 16, 2001 from Stanley Plzak to the Company. (12)

10.35	Pledge Agreement dated April 16, 2001 between the Company and Richard V. Baxter, Jr. (12)

10.36	Secured Promissory Note dated April 16, 2001 from Richard V. Baxter, Jr. to the Company. (12)

10.37	Pledge Agreement dated April 16, 2001 between the Company and William M. Moeller. (12)

10.38	Secured Promissory Note dated April 16, 2001 from William M. Moeller to the Company. (12)

10.39	Pledge Agreement dated April 16, 2001 between the Company and Bruce D. Backer. (12)

10.40	Secured Promissory Note dated April 16, 2001 from Bruce D. Backer to the Company. (12)

10.41	Pledge Agreement dated April 16, 2001 between the Company and David E. Steel. (12)

10.42	Secured Promissory Note dated April 16, 2001 from David E. Steel to the Company. (12)

Exhibit #	Description

10.43	Debt and Warrant Exchange Agreement dated as of June 1, 2004 among HTM Holdings, Inc., SMTC Manufacturing Corporation of Canada, SMTC Corporation and certain debt holders. (21)

10.44	Warrant Agreement dated as of June 1, 2004 between the Company and Mellon Investor Services LLC. (21)

10.45	Separation Agreement dated as of July 23, 2003 by and between SMTC Corporation and Frank Burke. (18)*

10.46	Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan. (1)

10.47	Amended SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan. (21)

10.48	Guarantee by SMTC Manufacturing Corporation of California dated June 1, 2004. (21)

10.49	Guarantee by SMTC Manufacturing Corporation of Massachusetts dated June 1, 2004. (21)

10.50	Guarantee by SMTC Mex Holdings, Inc. dated June 1, 2004. (21)

10.51	Guarantee by SMTC Manufacturing Corporation of Wisconsin dated June 1, 2004. (21)

10.52	Guarantee by SMTC Corporation, HTM Holdings, Inc., SMTC Manufacturing Corporation of Texas and SMTC Manufacturing Corporation of North Carolina dated June 1, 2004. (21)

10.53	Guarantee by SMTC Corporation, SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts, HTM Holdings, Inc., SMTC Manufacturing Corporation of Texas, SMTC Manufacturing Corporation of North Carolina, SMTC Manufacturing Corporation of Wisconsin, SMTC Mex Holdings, Inc., SMTC de Chihuahua, S.A. de C.V. and Radio Componentes de Mexico, S.A. de C.V. dated June 1, 2004. (21)

10.54	General Security Agreement by SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts, SMTC Manufacturing Corporation of Wisconsin and SMTC Mex Holdings, Inc. dated June 1, 2004. (21)

10.55	General Security Agreement by SMTC Corporation, HTM Holdings, Inc., SMTC Manufacturing Corporation of Texas and SMTC Manufacturing Corporation of North Carolina dated June 1, 2004. (21)

10.56	General Security Agreement by SMTC Manufacturing Corporation of Canada dated June 1, 2004. (21)

10.57	Guarantee by 940862 Ontario Inc. and SMTC Nova Scotia Company dated June 1, 2004. (21)

10.58	General Security Agreement by 940862 Ontario Inc. and SMTC Nova Scotia Company dated June 1, 2004. (21)

21.1	Subsidiaries of the registrant. (19)

23.1	Consent of KPMG LLP, Independent Auditors.

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1). +

24.1	Power of Attorney pursuant to which amendments to this registration statement may be filed (included on the signature page in Part II hereof).

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed on March 24, 2000 (File No. 333-33208) and incorporated by reference herein.

(2)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on May 24, 2000 (File No. 333-33208) and incorporated by reference herein.

(3)	Filed as an Exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on June 19, 2000 (File No. 333-33208) and incorporated by reference herein.

(4)	Filed as an Exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on July 10, 2000 (File No. 333-33208) and incorporated by reference herein.

(5)	Filed as an Exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on July 18, 2000 (File No. 333-33208) and incorporated by reference herein.

(6)	Filed as an Exhibit to the Company’s Registration Statement on Form S-8 filed on August 22, 2000 (File No. 333-44250) and incorporated by reference herein.

(7)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2000 filed on November 15, 2000 (File No. 0-31051) and incorporated by reference herein.

(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed on December 7, 2000 (File No. 0-31051) and incorporated by reference herein.

(9)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001 (File No. 0-31051) and incorporated by reference herein.

(10)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2001 filed on August 15, 2001 (File No. 0-31051) and incorporated by reference herein.

(11)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 19, 2001 (File No. 0-31051) and incorporated by reference herein.

(12)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 29, 2002 (File No. 0-31051) and incorporated by reference herein.

(13)	Filed as an Exhibit to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-1 on Form S-3 filed on April 23, 2002 (File No. 333-33208) and incorporated by reference herein.

(14)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed on August 14, 2002 (File No. 0-31051) and incorporated by reference herein.

(15)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 27, 2003 (File No. 0-31051) and incorporated by reference herein.

(16)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2003 filed on May 14, 2003 (File No. 0-31051) and incorporated by reference herein.

(17)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003 filed on August 13, 2003 (File No. 0-31051) and incorporated by reference herein.

(18)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2003 filed on November 17, 2003 (File No. 0-31051) and incorporated by reference herein.

(19)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 30, 2004 (File No. 0-31051) and incorporated by reference herein.

(20)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed on May 12, 2004 (File No. 333-115400) and incorporated by reference herein.

(21)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on June 25, 2004 (File No. 333-115400) and incorporated by reference herein.

+	To be filed by amendment.

*	Management contract or compensatory plan

Item 17.	Undertakings

a. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase and decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, The Province of Ontario, on the 30th day of June, 2004.

SMTC CORPORATION

By:	/s/ JOHN CALDWELL
Name:	John Caldwell
Name:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John Caldwell and Blair Hendrix, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN E. CALDWELL John E. Caldwell	Chair of the Board, Chief Executive Officer (Principal Executive Officer) and Director	June 30, 2004

/s/ LINDA MILLAGE Linda Millage	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2004

/s/ STEPHEN ADAMSON Stephen Adamson	Director	June 30, 2004

/s/ MARK BENHAM Mark Benham	Director	June 30, 2004

/s/ WILLIAM BROCK William Brock	Director	June 30, 2004

Thomas Cowan	Director	June 30, 2004

/s/ BLAIR HENDRIX Blair Hendrix	Director	June 30, 2004

/s/ IAN LORING Ian Loring	Director	June 30, 2004

EXHIBIT INDEX

Exhibit #	Description

2.1.1	Reorganization and Merger Agreement dated as of July 26, 1999. (4)

2.1.2	Amendment to Reorganization and Merger Agreement, dated as of July 27, 2000. (9)

2.2	Stock Purchase Agreement dated as of May 23, 2000 (Pensar Corporation). (3)

2.3	Stock Purchase Agreement dated as of November 22, 2000 (Qualtron Teoranta and Qualtron, Inc.). (8)

3.1	Amended and Restated Certificate of Incorporation (as amended by Certificate of Amendment on May 21, 2004 and Certificate of Correction on June 18, 2004). (21)

3.2	Amended and Restated By-Laws. (7)

3.3	Certificate of Designation. (7)

4.1.1	Stockholders Agreement dated as of July 27, 2000. (6)

4.1.2	Amended and Restated Stockholders Agreement dated as of November 22, 2000. (9)

4.2	Form of certificate representing shares of common stock. (3)

4.3	Exchangeable Share Provisions attaching to the exchangeable shares of SMTC Manufacturing Corporation of Canada. (7)

4.4	Exchangeable Share Support Agreement dated as of July 27, 2000 among SMTC, SMTC Manufacturing Corporation of Canada and SMTC Nova Scotia Company. (7)

4.5	Voting & Exchange Trust Agreement dated as of July 27, 2000 among SMTC, SMTC Manufacturing Corporation of Canada, CIBC Mellon Trust Company and SMTC Nova Scotia Company. (7)

5.1	Opinion of Ropes & Gray LLP. +

10.1.1	Credit and Guarantee Agreement dated as of July 28, 1999. (4)

10.1.2	First Amendment to Credit and Guarantee Agreement, dated as of November 4, 1999. (5)

10.1.3	Second Amendment to Credit and Guarantee Agreement, dated as of December 14, 1999. (5)

10.1.4	Third Amendment to Credit and Guarantee Agreement, dated as of May 15, 2000. (4)

10.1.5	Amended and Restated Credit and Guarantee Agreement, dated as of July 27, 2000. (7)

10.1.6	First Amendment dated as of November 17, 2000 to the Amended and Restated Credit and Guarantee Agreement. (9)

10.1.7	Second Amendment dated as of December 28, 2000 to the Amended and Restated Credit and Guarantee Agreement. (9)

10.1.8	Third Amendment dated as of February 6, 2001 to the Amended and Restated Credit and Guarantee Agreement. (9)

10.1.9	Fourth Amendment and First Waiver dated as of February 11, 2002 to the Amended and Restated Credit and Guarantee Agreement. (12)

10.1.10	First Amendment dated as of February 11, 2002 to the Amended and Restated Guarantee and Collateral Agreement. (12)

10.1.11	Fifth Amendment and Second Waiver dated as of March 8, 2002 to the Amended and Restated Credit and Guarantee Agreement. (12)

10.1.12	Sixth Amendment and Third Waiver dated as of April 9, 2002 to the Amended and Restated Credit and Guarantee Agreement. (13)

10.1.13	Seventh Amendment and Fourth Waiver dated as of April 30, 2002 to the Amended and Restated Credit and Guarantee Agreement. (14)

10.1.14	Eighth Amendment and Fifth Waiver dated as of December 31, 2002 to the Amended and Restated Credit and Guarantee Agreement. (15)

10.1.15	Consent and Release dated as of August 22, 2003 to the Amended and Restated Credit and Guarantee Agreement. (19)

10.1.16	Seventh Waiver and Consent dated as of October 29, 2003 to the Amended and Restated Credit and Guarantee Agreement. (19)

Exhibit #	Description

10.1.17	Ninth Amendment and Eighth Waiver and Consent dated as of November 17, 2003 to the Amended and Restated Credit and Guarantee Agreement. (19)

10.1.18	Ninth Waiver and Consent dated as of February 23, 2004 to the Amended and Restated Credit and Guarantee Agreement. (19)

10.1.19	Tenth Amendment and Tenth Waiver dated as of March 30, 2004 to the Amended and Restated Credit and Guarantee Agreement. (20)

10.1.20	Eleventh Amendment and Eleventh Waiver and Consent dated as of April 5, 2004 to the Amended and Restated Credit and Guarantee Agreement. (20)

10.1.21	Second Amended and Restated Credit Agreement dated as of June 1, 2004 by and among HTM Holdings, Inc., Lehman Brothers Inc., The Bank Of Nova Scotia, General Electric Capital Corporation, Lehman Commercial Paper Inc. and certain lenders party thereto. (21)

10.2.1	Amended and Restated Guarantee and Collateral Agreement dated as of July 27, 2000. (7)

10.2.2	Second Amended and Restated Guarantee and Collateral Agreement dated as of June 1, 2004 made by SMTC Corporation, HTM Holdings, Inc. and certain of their subsidiaries in favor of Lehman Commercial Paper Inc. as General Administrative Agent. (21)

10.3	Canadian Loan Agreement dated as of June 1, 2004 by and between Congress Financial Corporation (Canada) and SMTC Manufacturing Corporation of Canada. (21)

10.4	US Loan Agreement dated as of June 1, 2004 by and among Congress Financial Corporation (Central), SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Wisconsin, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc. (21)

10.5	Intercreditor and Subordination Agreement dated as of June 1, 2004 by and among Congress Financial Corporation (Canada), Congress Financial Corporation (Central), The Bank of Nova Scotia, General Electric Capital Corporation, Lehman Commercial Paper Inc., certain subordinated lenders party thereto, and SMTC Corporation, HTM Holdings, Inc., and certain of their subsidiaries. (21)

10.6	Underwriting Agreement dated as of March 3, 2004 by and among Orion Securities Inc., CIBC World Market Inc., GMP Securities Limited, RBC Dominion Securities Inc., SMTC Corporation and SMTC Manufacturing Corporation of Canada. (19)

10.7	Form of Subscription Agreement for Special Warrants (Non-U.S. Purchaser). (19)

10.8	Form of Subscription Agreement for Special Warrants (U.S. Purchaser). (19)

10.9	Special Warrant Indenture and Escrow Agreement dated as of March 3, 2004 between SMTC Manufacturing Corporation of Canada and CIBC Mellon Trust Company. (19)

10.10	Share Purchase Warrant Indenture dated as of March 3, 2004 between SMTC Manufacturing Corporation of Canada and CIBC Mellon Trust Company. (19)

10.11	Form of Real Property Lease dated December 22, 1998 between Third Franklin Trust and W.F. Wood, Inc. (4)

10.12	Real Property Lease dated May 9, 1995 between Logitech Ireland Limited and Ogden Atlantic Design (Europe) Limited. (5)

10.13	Lease Agreement dated as of January 1, 2003 between the Estate of Edwin A. Helwig, Barbara G. Helwig and SMTC Corporation. (16)

10.14	Real Property Lease dated as of September 15, 1998 between Warden-McPherson Developments Ltd. And The Surface Mount Technology Centre Inc. (5)

10.15	Real Property Lease dated September 3, 1999 between Airedale Realty Trust and W.F. Wood, Inc. (5)

10.16.1	Real Property Revised Lease Agreement dated January 14, 1994 between HTM Building Investors LLC and Hi-Tech Manufacturing, Inc. (2)

10.16.2	First Amendment to Lease. (2)

Exhibit #	Description

10.16.3	Second Amendment to Lease. (2)

10.17.1	Derek D’Andrade Employment Agreement dated July 30, 1999. (1)*

10.17.2	Amendment to Employment Agreement dated as of January 29, 2004 by and between Derek D’Andrade and SMTC Manufacturing Corporation of Canada. (19)*

10.18	Gary Walker Employment Agreement dated July 30, 1999. (1)*

10.19	Paul Walker Employment Agreement dated July 30, 1999. (1)*

10.20.1	Philip Woodard Employment Agreement dated July 30, 1999. (1)*

10.20.2	Amendment to Employment Agreement dated as of January 30, 2004 by and between Philip Woodard and SMTC Manufacturing Corporation of Canada. (19)*

10.21	Stanley Plzak Employment Agreement dated as of July 27, 2000. (9)*

10.22	Separation Agreement dated as of June 26, 2003 by and between SMTC Corporation and Stanley Plzak. (17)

10.23	Lease Agreement dated as of August 11, 2000 between SMTC Manufacturing Corporation of Massachusetts and Lincoln-Franklin LLC. (7)

10.24	Class N Common Stock Redemption Agreement dated July 26, 2000. (9)

10.25	Employment Agreement dated as of February 15, 2004 between John Caldwell and SMTC Corporation. (21)*

10.26	Share Purchase Agreement dated July 26, 2000 for the purchase of Gary Walker’s Class Y shares. (9)

10.27	Funding Agreement dated July 26, 2000. (9)

10.28	Promissory Note dated July 26, 2000. (9)

10.29	Pledge Agreement dated July 26, 2000 with respect to shares of common stock of SMTC owned by Gary Walker. (9)

10.30	Class N Common Stock Redemption Agreement dated July 26, 2000. (9)

10.31	Real Property Lease dated as of November 24, 2000 between Udaras Na Gaeltachta and Qualtron Teoranta. (10)

10.32	Employment offer letter from SMTC to Frank Burke dated July 26, 2001. (11)*

10.33	Pledge Agreement dated April 16, 2001 between the Company and Stanley Plzak. (12)

10.34	Secured Promissory Note dated April 16, 2001 from Stanley Plzak to the Company. (12)

10.35	Pledge Agreement dated April 16, 2001 between the Company and Richard V. Baxter, Jr. (12)

10.36	Secured Promissory Note dated April 16, 2001 from Richard V. Baxter, Jr. to the Company. (12)

10.37	Pledge Agreement dated April 16, 2001 between the Company and William M. Moeller. (12)

10.38	Secured Promissory Note dated April 16, 2001 from William M. Moeller to the Company. (12)

10.39	Pledge Agreement dated April 16, 2001 between the Company and Bruce D. Backer. (12)

10.40	Secured Promissory Note dated April 16, 2001 from Bruce D. Backer to the Company. (12)

10.41	Pledge Agreement dated April 16, 2001 between the Company and David E. Steel. (12)

10.42	Secured Promissory Note dated April 16, 2001 from David E. Steel to the Company. (12)

10.43	Debt and Warrant Exchange Agreement dated as of June 1, 2004 among HTM Holdings, Inc., SMTC Manufacturing Corporation of Canada, SMTC Corporation and certain debt holders. (21)

10.44	Warrant Agreement dated as of June 1, 2004 between the Company and Mellon Investor Services LLC. (21)

10.45	Separation Agreement dated as of July 23, 2003 by and between SMTC Corporation and Frank Burke. (18)*

10.46	Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan. (1)

10.47	Amended SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan. (21)

10.48	Guarantee by SMTC Manufacturing Corporation of California dated June 1, 2004. (21)

Exhibit #	Description

10.49	Guarantee by SMTC Manufacturing Corporation of Massachusetts dated June 1, 2004. (21)

10.50	Guarantee by SMTC Mex Holdings, Inc. dated June 1, 2004. (21)

10.51	Guarantee by SMTC Manufacturing Corporation of Wisconsin dated June 1, 2004. (21)

10.52	Guarantee by SMTC Corporation, HTM Holdings, Inc., SMTC Manufacturing Corporation of Texas and SMTC Manufacturing Corporation of North Carolina dated June 1, 2004. (21)

10.53	Guarantee by SMTC Corporation, SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts, HTM Holdings, Inc., SMTC Manufacturing Corporation of Texas, SMTC Manufacturing Corporation of North Carolina, SMTC Manufacturing Corporation of Wisconsin, SMTC Mex Holdings, Inc., SMTC de Chihuahua, S.A. de C.V. and Radio Componentes de Mexico, S.A. de C.V. dated June 1, 2004. (21)

10.54	General Security Agreement by SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts, SMTC Manufacturing Corporation of Wisconsin and SMTC Mex Holdings, Inc. dated June 1, 2004. (21)

10.55	General Security Agreement by SMTC Corporation, HTM Holdings, Inc., SMTC Manufacturing Corporation of Texas and SMTC Manufacturing Corporation of North Carolina dated June 1, 2004. (21)

10.56	General Security Agreement by SMTC Manufacturing Corporation of Canada dated June 1, 2004. (21)

10.57	Guarantee by 940862 Ontario Inc. and SMTC Nova Scotia Company dated June 1, 2004. (21)

10.58	General Security Agreement by 940862 Ontario Inc. and SMTC Nova Scotia Company dated June 1, 2004. (21)

21.1	Subsidiaries of the registrant. (19)

23.1	Consent of KPMG LLP, Independent Auditors.

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1). +

24.1	Power of Attorney pursuant to which amendments to this registration statement may be filed (included on the signature page in Part II hereof).

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed on March 24, 2000 (File No. 333-33208) and incorporated by reference herein.

(2)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on May 24, 2000 (File No. 333-33208) and incorporated by reference herein.

(3)	Filed as an Exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on June 19, 2000 (File No. 333-33208) and incorporated by reference herein.

(4)	Filed as an Exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on July 10, 2000 (File No. 333-33208) and incorporated by reference herein.

(5)	Filed as an Exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on July 18, 2000 (File No. 333-33208) and incorporated by reference herein.

(6)	Filed as an Exhibit to the Company’s Registration Statement on Form S-8 filed on August 22, 2000 (File No. 333-44250) and incorporated by reference herein.

(7)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2000 filed on November 15, 2000 (File No. 0-31051) and incorporated by reference herein.

(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed on December 7, 2000 (File No. 0-31051) and incorporated by reference herein.

(9)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001 (File No. 0-31051) and incorporated by reference herein.

(10)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2001 filed on August 15, 2001 (File No. 0-31051) and incorporated by reference herein.

(11)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 19, 2001 (File No. 0-31051) and incorporated by reference herein.

(12)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 29, 2002 (File No. 0-31051) and incorporated by reference herein.

(13)	Filed as an Exhibit to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-1 on Form S-3 filed on April 23, 2002 (File No. 333-33208) and incorporated by reference herein.

(14)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed on August 14, 2002 (File No. 0-31051) and incorporated by reference herein.

(15)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 27, 2003 (File No. 0-31051) and incorporated by reference herein.

(16)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2003 filed on May 14, 2003 (File No. 0-31051) and incorporated by reference herein.

(17)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003 filed on August 13, 2003 (File No. 0-31051) and incorporated by reference herein.

(18)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2003 filed on November 17, 2003 (File No. 0-31051) and incorporated by reference herein.

(19)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 30, 2004 (File No. 0-31051) and incorporated by reference herein.

(20)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed on May 12, 2004 (File No. 333-115400) and incorporated by reference herein.

(21)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on June 25, 2004 (File No. 333-115400) and incorporated by reference herein.

+	To be filed by amendment.

*	Management contract or compensatory plan